CONFIDENTIAL INFORMATION REDACTED                                  EXHIBIT 10.68

                             SHAREHOLDERS AGREEMENT

                                      DATED

                                  31st MAY 2002

                                     BETWEEN

                        INDUSIND TELECOM NETWORK LIMITED

                                       And

                        HAMKO FINANCIAL SERVICES LIMITED

                                       And

                         KOTAK MAHINDRA FINANCE LIMITED

                                       And

                              TRANS CRYSTAL LIMITED

                                       And

                         USHA MARTIN TELEMATICS LIMITED

                                       And

                                 FASCEL LIMITED

                                   ----------
                                  in respect of

                                 FASCEL LIMITED
                                   ----------

                                    CONTENTS

1.   DEFINITIONS AND INTERPRETATION............................................5

     1.1     DEFINITIONS.......................................................5
     1.2     INTERPRETATION....................................................8

2.   EFFECTIVE DATE............................................................9

3.   SHAREHOLDING PATTERN......................................................9

4.   MEETINGS OF SHAREHOLDERS.................................................10

     4.1     GENERAL MEETINGS.................................................10
     4.2     QUORUM...........................................................10

5.   DIRECTORS AND OFFICERS...................................................10

     5.1     DIRECTORS........................................................10
     5.2     NOMINATED DIRECTORS TO BE ELECTED................................11
     5.3     ALTERNATE DIRECTOR...............................................11
     5.4     DIRECTORS FEES...................................................12
     5.5     PLACE AND CALLING OF BOARD MEETINGS..............................12
     5.6     RESOLUTION BY CIRCULATION........................................12
     5.7     CHAIRMAN AND VICE CHAIRMAN.......................................13
     5.8     QUORUM FOR DIRECTORS MEETINGS....................................13
     5.9     ATTENDANCE BY CONSULTANTS, ADVISERS AND NON VOTING ATTENDEES.....13
     5.10    DECISIONS BY MAJORITY VOTE.......................................13
     5.11    SECRETARY........................................................14
     5.12    AUDITORS.........................................................14
     5.13    ACCOUNTING YEAR..................................................14

6.   MANAGEMENT...............................................................14

     6.1     BUSINESS TO BE MANAGED BY BOARD..................................14
     6.2     EXECUTIVES.......................................................14
     6.3     PERFORMANCE OF CEO...............................................15
     6.4     MAJORITY VOTES REQUIRED FOR CERTAIN BOARD MEETING................15
     6.5     RESERVED DECISIONS...............................................16

7.   BUSINESS PLAN & BUDGET...................................................17

     7.1     BUSINESS PLAN & BUDGET...........................................17
     7.2     BUDGET DETAILS...................................................17

8.   INITIAL PUBLIC OFFERING..................................................18

9.   FUNDING AND CAPITAL......................................................18

     9.1     FUNDING OF THE COMPANY...........................................18
     9.2     CAPITAL CONTRIBUTION.............................................18
     9.3     DEBT FINANCING...................................................19

10.  TRANSFER OF SHARES.......................................................20

     10.1    RESTRICTIONS ON TRANSFERS OF OWNERSHIP...........................20
     10.2    NO MORTGAGE OR PLEDGE OF SHARES..................................20
     10.3    PERMITTED TRANSFERS..............................................20
     10.4    DEFAULT..........................................................21
     10.5    SALE OF SHARES ON DEFAULT........................................21
     10.6    REPAYMENT OF SHAREHOLDER LOANS AND GUARANTEES....................23

     10.7    TITLE AND COMPLETION OF SHARE TRANSFERS..........................23
     10.8    RIGHTS OF FIRST REFUSAL..........................................24
     10.9    TAG ALONG........................................................27
     10.10   SECTORAL CAPS....................................................28
     10.11   DEED OF ADHERENCE................................................29

11.  FURTHER OBLIGATIONS OF THE PARTIES.......................................29

     11.1    FURTHER ASSURANCE................................................29
     11.2    DIRECTORS TO VOTE TO IMPLEMENT THIS AGREEMENT....................29
     11.3    ACCOUNTING AND REPORTING.........................................30
     11.4    EXCHANGE OF INFORMATION..........................................30
     11.5    FAIR DEALINGS....................................................30

12.  MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS............................31

13.  TERM, TERMINATION AND DISPUTES...........................................32

     13.1    TERM.............................................................32
     13.2    RIGHTS OF PARTIES ON WINDING UP..................................32
     13.3    AGREEMENT TERMINATES ON WINDING UP...............................32

14.  ARBITRATION AND CONSULTATION.............................................32

     14.1    CONSULTATION.....................................................32

15.  CONFIDENTIALITY..........................................................34

     15.1    AGREEMENT CONFIDENTIAL...........................................34
     15.2    INJUNCTIVE RELIEF................................................34
     15.3    SURVIVAL.........................................................34

16.  AGREEMENT................................................................34

     16.1    AGREEMENT TO PREVAIL.............................................34
     16.2    AMENDMENT OF MEMORANDUM AND ARTICLES.............................35

17.  NOTICES..................................................................35

18.  MISCELLANEOUS............................................................36

     18.1    LEGAL AND OTHER COSTS............................................36
     18.2    COMPLETE AGREEMENT...............................................36
     18.3    UNENFORCEABLE PROVISIONS.........................................36
     18.4    NO PARTNERSHIP...................................................37
     18.5    AMENDMENT IN WRITING.............................................37
     18.6    NO ASSIGNMENT....................................................37
     18.7    NO WAIVER........................................................37
     18.8    COUNTERPARTS.....................................................37
     18.9    GOVERNING LAW....................................................37

DRAFT ARTICLES OF THE COMPANY.................................................41

                             SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made the 31st day of May 2002;

BETWEEN:

A. IndusInd Telecom Network Limited a company incorporated in India whose registered office is at Hinduja House 171 Dr Annie Besant Road, Worli, Mumbai 400018, ("Indusind");

B. Hamko Financial Services Limited, a company incorporated under the Companies Act, 1956 whose registered office is at Bakhtawar, 1st Floor, 229, Nariman Point, Mumbai 400 021, India ("KMIL");

C. Kotak Mahindra Finance Limited, a company incorporated under the Companies Act, 1956 whose registered office is at Bakhtawar, 1st Floor, 229, Nariman Point, Mumbai 400 021, India ("KMFL");

D. Trans Crystal Limited, a company incorporated in Mauritius whose registered office is at 4th Floor, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius ("TCL");

E. Usha Martin Telematics Limited, a company incorporated under the Companies Act, 1956 whose registered office is at 2A, Landmark, 228A, AJC Bose Road, Calcutta 700 020, India ("Telematics"); and

F. Fascel Limited, a company incorporated in India whose registered office is at 6th Floor, Sakar-II, Ellisbridge, Ahmedabad 380 006, Gujarat (the "Company");

(Each of the aforesaid shall be referred to as "Party" and collectively as "Parties")

WHEREAS:

A. The Company is a public company limited by shares, which holds the license to provide Cellular Mobile Services in the circle of Gujarat by virtue of the license agreement no. 842-58(b)/95-UAS dated 11 January 1996.

B. KMFL and Fascel (among others) are parties to an existing joint venture agreement dated 29 March 1995. Since the date of that joint venture agreement the shareholding pattern has changed and

        Indusind, KMIL, Telematics and TCL have become shareholders of the Company and the Parties wish to enter into a new agreement in replacement thereof.

C.      The present shareholding of the Company is as follows:

        TCL:        Representing 49% of the issued share capital of the Company
        Telematics: Representing 10% of the issued share capital of the Company
        Indusind:   Representing 30% of the issued share capital of the Company
        KMFL:       Representing 7% of the issued share capital of the Company
        KMIL:       Representing 4% of the issued share capital of the Company

D. Indusind, KMFL, KMIL and Telematics, being companies incorporated in India collectively hold 51% of the issued share capital of the Company, and the balance 49% of the issued share capital of the Company is held by TCL.

E. This Agreement sets forth the arrangement between the parties for the shareholding and management of the Company on an ongoing basis and replaces the joint venture agreement dated 29 March 1995 and the Parties confirm that they waive all rights (if any), except for claims already lodged with the Company, under such joint venture agreement and the articles of association of the Company in place prior to the Effective Date

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement unless the context otherwise requires or expressly provides, the following words shall have the following meanings respectively:

        "Accounting Year" shall have the meaning set forth in Clause 5.13 hereof;

        "Act" or "Companies Act" shall mean the Indian Companies Act, 1956 and/or any statutory modifications amendments or re-enactments thereto from time to time;

        "Affiliate" means any entity, which controls, is controlled by, or is under the common control of any of the Parties or the majority shareholder of any of the Parties;

        The term 'Control' being used in the sense of power to elect, appoint or remove either singly by itself or together with other Affiliates a majority of its directors or to direct and control the management of a company, or to hold in excess of 40% of the voting interest. The term 'Common Control' being used in the sense that the shareholder and the other person are both ultimately controlled by the same person. Common Control shall mean the predominant ultimate beneficial interest and/or effective control being exercised by the same person or a group of persons over third parties, any Party and/or any of its Affiliates. The term "majority shareholder" being used in the sense of power to elect, appoint, remove either singly by itself or together with other affiliates a majority of its directors or to direct and control the management of a company or to hold in excess of 50% of the voting interest of such company.

        "AGM" means an annual general meeting of the Company;

        "Agreement" means this Shareholders Agreement;

        "Alternate Directors" means Directors appointed pursuant to Clause 5.3;

        "Articles" means the articles of association of the Company for the time being;

        "Board" means the board of directors of the Company;

        "Business" means providing mobile telephone services as defined in the Licence.

        "Business Day" means a day on which scheduled banks are open for business in Gujarat and Maharashtra;

        "Chief Executive Officer" or "CEO" means the chief executive officer of the Company appointed pursuant to Clause 6.2;

        "Directors" mean the directors of the Company from time to time;

        "Effective Date" means the     day of April 2002;

        "EGM" means an extraordinary general meeting of the Company;

        "Fair Value" has the meaning set out in Schedule A hereto;

        "General Meeting" means an AGM or an EGM;

        "High Value Contracts" mean contracts with a value greater than US$5 million entered into or to be entered into by the Company or any of its Subsidiaries;

        "IPO" means an initial public offering made in accordance with Clause 8;

        "Indusind Directors" means any Directors nominated by Indusind in accordance with Clause 5.1(a);

        "Indusind Shares" means the Shares held by Indusind;

        "KMFL Director" means the Director nominated by KMFL and jointly KMIL in accordance with Clause 5.1(a);

        "KMFL Shares" means the Shares held by KMFL;

        "KMIL Shares" means the Shares held by KMIL;

        "Licence" means the cellular mobile telephone licence Number TM842-58B/95-VAS issued by the Government of India to the Company for operations in Gujarat;

        "Memorandum" means the memorandum of association of the Company for the time being;

        "Original Director" shall have the meaning set forth in Clause 5.3 hereof;

        "Party or Parties" shall mean the parties to this Agreement;

        "Reserved Decisions" shall have the meaning set forth in Clause 6.5 hereof;

        "ROC" means the Registrar of Companies, Ahmedabad;

        "Rs." means Rupees, the lawful currency of India;

        "Securities" means any security instrument or right (whether vested, deferred or contingent) entitling or enabling the allottee or holder thereof to acquire shares of or a beneficial interest or voting rights in the Company, but shall not include securities issued to any financial institution in respect of the ordinary financing requirements of the Company;

        "Shareholder" means any of TCL, Telematics, Indusind, KMFL, KMIL or any direct holder of any issued Shares in the Company;

        "Shares" and "Shares in the Company" mean all classes of shares in the capital of the Company or any class thereof, as the case may be and includes any and all of the rights conferred on a person by the ownership of such shares;

        "Subsidiary" means with respect to any party, any other entity directly or indirectly fully owned, majority owned or controlled by such party. For the purposes of this definition the term "control" as applied to any person means the direct or indirect possession of the power to direct or cause the direction of the management of that person whether through ownership of voting securities or otherwise;

        "TCL Directors" means any Director nominated by TCL in accordance with Clause 5.1(a);

        "TCL Shares" means the Shares held by TCL;

        "Telematics Director" means the Director nominated by Telematics in accordance with Clause 5.1(a);

        "Telematics Shares" means the Shares held by Telematics..

1.2     INTERPRETATION

        (a) Heading and bold typeface are only for convenience and shall be ignored for the purpose of interpretation;

        (b)     Unless the context of this Agreement otherwise requires;

                (i) words using the singular number also include the plural or singular number, respectively;

                (ii) the terms "hereof, "hereto" and derivative or similar words refer to this entire Agreement or specified Clauses of this Agreement, as the case may be;

                (iii) the term "Clause" refers to the specified clause of this Agreement;

                (iv) reference to any legislation or law or to any provision thereof shall include references to any such law as it may, after the date hereof, from time to time, be amended, supplemented or re-enacted, and any reference to statutory provision shall include any subordinate legislation made from time to time under that provision;

                (v) reference to the word "include" shall be construed without limitation; and

                (vi) The Recitals, Schedules and Exhibits hereto shall constitute an integral part of this Agreement.

2.      EFFECTIVE DATE

2.1     This Agreement shall take effect on the Effective Date.

2.2 On the Effective Date, the Parties shall ensure that the Articles, in the form and manner attached hereto as Schedule B are adopted at a General Meeting, and the resolution adopting the same shall be filed with the ROC within 7 days of the Effective Date. The Company shall take all steps including issue of necessary notices in accordance with the Companies Act to the shareholders of the Company and ensure that an EGM is convened on the Effective Date and the requisite resolutions are passed.

3.      SHAREHOLDING PATTERN

        Subject to the provisions of this Agreement, the issued and paid-up share capital of the Company is held by the Parties, directly in the following manner:

        TCL:                          49 %
        KMFL:                          7 %
        INDUSIND:                     30 %
        KMIL:                          4 %
        Telematics:                   10 %

4.      MEETINGS OF SHAREHOLDERS

4.1     GENERAL MEETINGS

        An AGM shall be held each calendar year within six (6) months following the end of the previous Accounting Year of the Company. The Board shall provide the Company's previous Accounting Year's audited financial statements to all Shareholders at least 15 days before the AGM is held to approve and adopt the audited financial statements. All other Shareholders' meetings, other than the AGM shall be EGMs.

4.2     QUORUM

        The quorum for an AGM or EGM with respect to any agenda shall be at least five (5) Shareholders, including at least TCL, Telematics and Indusind and one of KMFL or KMIL, present in person or through a duly authorised representative, holding more than sixty percent (60%) of the total issued and paid-up equity share capital of the Company. If the proposed AGM or EGM with respect to any quorum is not validly constituted as required by this Clause 4.2, or if such a quorum is not maintained throughout such meeting, then the meeting shall be adjourned for a period of 7 days, with notice of such adjournment to be provided to the Shareholders within three (3) days of such adjournment. At the meeting held pursuant to the adjournment, the Shareholder(s) present shall constitute the quorum for the meeting. A quorum must be present at the beginning and throughout the meeting.

5.      DIRECTORS AND OFFICERS

5.1     DIRECTORS

        (a) Save and except as provided in this Agreement, the Board shall comprise Nine Directors. Four Directors (the "TCL Directors") shall be nominated by TCL, one Director (the "KMFL Director") shall be nominated by KMFL and KMIL jointly, three Directors (the "Indusind Directors") shall be nominated by Indusind and one Director (the "Telematics Director") shall be nominated by Telematics. The Shareholder or Shareholders nominating a Director may by notice in writing to the Company require the removal of such Director and nominate another person as a Director to act in his/her place. The Parties agree that nothing contained in section 284 of the Act applies in respect of the appointment of Directors.

        (b) If the holding, directly or indirectly, of any Shareholder (or, in the case of KMFL and KMIL, their joint holding) falls below 7% of the issued and paid-up equity share capital of the Company, then that Shareholder shall cease to have the right of nomination under this Clause 5.1, in respect of any Director and shall procure such Director to, and such Director shall, resign forthwith.

        (c) Three Directors shall be non-retiring Directors, one each of whom shall be nominated by TCL, Indusind and in the case of KMFL and KMIL jointly, provided that if the nominating Party ceases to have the right to nominate a Director pursuant to Clause 5.1(b) such Director shall cease to be non-retiring and shall immediately resign from the Board. The nominating Party undertakes to procure the resignation of such Director nominated by it.

        (d) The number of Directors may be extended in the event that any financial institution being a creditor to the Company should choose to nominate a Director as their representative on the Board and the Board agrees to accept such nomination.

5.2     NOMINATED DIRECTORS TO BE ELECTED

        Subject to the provisions of the Act, each of the Parties (on behalf of itself) undertake to procure that the persons nominated in accordance with Clause 5.1 (except Clause 5.1(d)) shall be elected or re-elected as Directors or appointed to the Board as the case may be. Furthermore, upon receipt of a written request from TCL, Indusind, KMFL and KMIL jointly, or Telematics (as the case may be) to remove or not to re-elect any Director nominated by them, the Parties shall procure the removal or shall not re-elect such Director as so requested.

5.3     ALTERNATE DIRECTOR

        In the event that a Director (an "Original Director") is away for a continuous period of not less than three (3) months from the state in which the meetings of the Board are ordinarily held, the Board shall appoint another Director (an "Alternate Director") for and in place of the Original Director. The Board shall endeavour to appoint only such Alternate Director nominated by the Shareholder that nominated the Original Director. The Alternate Director shall vacate office if and when the Original Director returns to the state in which meetings of the Board are ordinarily held. Upon the appointment of the Alternate Director, the Company shall ensure compliance with the provisions of the Act, including by filing necessary forms with the ROC. The Alternate Director shall be entitled to receive notice of all meetings and to attend and vote at such meetings in place of the Original Director and generally to perform all functions of the Original Director in his absence.

5.4     DIRECTORS FEES

        Subject to the provisions of the Act, the Directors shall not be paid any fees for acting in their capacity as Directors. All Directors may, subject to applicable restrictions if any under law, be remunerated separately for the performance of special or executive duties approved from time to time by the Board. All Directors will be entitled to be paid or reimbursed their reasonable travelling, accommodation and subsistence expenses incurred in attending meetings (Board/ general/ any other committee meeting) and/or in the discharge of their duties as Directors.

5.5     PLACE AND CALLING OF BOARD MEETINGS

        Board meetings shall be held at such places, in or outside of India as the Board may determine and failing any such determination at the Company's registered office in Ahmedabad. Board meetings shall be held at least once every three months and at least four times in each year. Any Director may requisition a meeting of the Board. Unless the requirement of notice is waived by all Directors, seven days written notice (or such shorter period as all the Directors may agree) of Board meetings shall be given to all Directors and their Alternate Directors. Each notice of a meeting of the Board shall contain inter alia, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting and shall be accompanied by all necessary written information. Where a Board meeting is adjourned, it shall be reconvened on a day seven days from the original date at the same place and time unless the Board decides otherwise. Notices and minutes of Board meetings shall be given to each Director at their last known address, whether resident in India or abroad.

5.6     RESOLUTION BY CIRCULATION

        Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, then in India or outside India, and has been signed by a majority of the Directors, provided that in respect of matters contained in Clause 6.4 hereof, the resolution should be signed by at least one TCL Director, one Indusind Director and the KMFL Director. Such resolutions may be signed by the Directors as single documents or in counterparts.

5.7     CHAIRMAN AND VICE CHAIRMAN

        The Chairman of the Board shall be nominated by Indusind in consultation with TCL from amongst the Indusind Directors. The Vice-Chairman of the Board shall be nominated by TCL from amongst the TCL Directors. Each of the Shareholders (on behalf of itself) shall ensure (including by exercise of their respective voting rights) the appointment of the Indusind nominee as the Chairman and the TCL nominee as the Vice-Chairman. The Chairman of the Board shall preside as chairman of each meeting of the Board at which he is present and in his absence the Vice Chairman shall preside as Chairman of the meeting. In the absence of the Chairman and the Vice-Chairman, the Directors attending the meeting shall elect a Director from amongst themselves to chair the meeting. In the event of any equality of votes, the chairman of the meeting shall not have a second or casting vote. , If either Indusind or TCL ceases to hold at least 20% of the issued and paid up share capital of the Company it shall cease to have the right to nominate the Chairman or Vice-Chairman, as the case may be.

5.8     QUORUM FOR DIRECTORS MEETINGS

        The quorum for meetings of the Board shall be 5 (five) Directors consisting of at least one TCL Director, one Indusind Director and the KMFL Director, excluding interested Directors in respect of any particular item. If a quorum is not present, the meeting shall be adjourned for seven days at the same place and time and if no quorum is then present the Director(s) present shall form a quorum.

5.9     ATTENDANCE BY CONSULTANTS, ADVISERS AND NON VOTING ATTENDEES

        If the Board so authorises or requests, auditors, consultants, and advisers of the Company (in addition to those who also act for any one or more of the Directors in a personal capacity) and employees of the Company shall be permitted to attend and speak at meetings of the Board, but not to vote.

5.10    DECISIONS BY MAJORITY VOTE

        Subject to Clause 6.4 hereof and except as otherwise provided in the Act, all decisions of the Board shall be taken by a majority of the Directors present and voting at a meeting of the Board, or as the case may be, all the Directors voting by way of a circular resolution.

5.11    SECRETARY

        The secretary of the Company shall be such person as shall from time to time be determined by the Board.

5.12    AUDITORS

        The auditors of the Company shall be PricewaterhouseCoopers with respect to the next Accounting Year or, alternatively, such other international and reputable "big 5" firm of accountants as shall from time to time be recommended by the Board.

5.13    ACCOUNTING YEAR

        The accounting year of the Company (the "Accounting Year") shall end on 31st March each year or such other date as the Board shall agree and the Company in general meeting shall resolve.

6.      MANAGEMENT

6.1     BUSINESS TO BE MANAGED BY BOARD

        The Board shall be responsible for the management of the business of the Company and determining the overall policies and objectives of the Company. The Board shall delegate responsibility for managing the day to day operations of the Company to either the CEO or the Executive Committee on such terms as the Board deems desirable and subject always to the terms of this Agreement.

6.2     EXECUTIVES

        In addition to the Directors appointed under Clause 5.1, TCL shall nominate and the Board shall appoint a Chief Executive Officer, a Chief Financial Officer and a Chief Operating Officer of the Company, provided that:

        (a) any candidate for the post shall have the requisite technical qualifications and provided that prior to such nomination TCL shall consult Indusind and KMFL; and

        (b)     any appointment thereof shall be subject to Board approval.

6.3     PERFORMANCE OF CEO

        The CEO shall be responsible for the day to day operations of the Company subject to the overall control of the Board and shall be deemed to be the Manager of the Company as defined in the Act. The Parties recognise that the CEO will manage the business and affairs of the Company and that his performance shall be the subject matter of a consultative process and joint review of the Board.

6.4     MAJORITY VOTES REQUIRED FOR CERTAIN BOARD MEETING

        Notwithstanding any other provision in this Agreement, the Shareholders agree that the following matters shall not be implemented in respect of the Company without the passing of a resolution of the Directors present and voting, on the issue at a Board Meeting of the Company, which resolution is approved by at least one TCL Director, one Indusind Director and the KMFL Director (for so long as the Shareholders have the right to nominate a Director pursuant to Clause 5.1(b)), excluding interested Directors who are prohibited at law to vote thereon:

        (a) approval of the five year and annual business plan of the Company where such business plan is not within guidelines agreed between the Parties;

        (b) any single investment in excess of US$5 million in any other Companies, including by way of merger and/or acquisition or consolidation of the Company or its business with another company or acquisition of the substantial part of the business or assets of another company;

        (c) entry into a new business not carried on by the Company as at the Effective Date;

        (d) sale of a substantial part of the business or assets of the Company;

        (e) transactions, other than in the ordinary course of business, between the Company and any Shareholder or its Affiliate;

        (f) execution or material alteration of High Value Contracts which have not been contemplated in the business plan or budget;

        (g) execution or material alteration of any agreement between the Company and any Shareholder or its Affiliate other than those entered into on an arms length basis in the ordinary course of business of the Company;

        (h) any issue, other than on a pro-rata basis at not more than Fair Value, of Shares or Securities or any cash call other than on an equal basis;

        (i) incorporation by the Company of a Subsidiary for purposes other than carrying out the Business;

        (j) any investments by a Subsidiary in a joint venture or creating a further Subsidiary or any dilution of the economic interest in a Subsidiary by fresh investment or otherwise;

        (k)     liquidation, dissolution or winding up of the Company;

        (l)     amendment to the Memorandum or Articles;

        (m) subject always to sub-clause (h) above, any change in the authorised or issued capital of the Company or the issue of any additional Shares or Securities;

        (n) offer of any Shares by the Company to the public and the listing thereof on a stock exchange;

        (o) any change in or modification of the rights which any class of Shares confers on the holders thereof; and

        (p) relinquishing the Licence or applying for any new licence for providing telecommunication services.

6.5     RESERVED DECISIONS

        Decisions of the Board under sub-clauses (a), (f), (m)(if not a pro rata issue and not an issue falling under Clause 6.4(h)), and (n) of Clause
        6.4 shall be referred to as "Reserved Decisions". In the event of the Board being unable to agree on any Reserved Decision within seven (7) days of the Board meeting, the following procedures shall apply:

        (a) A summary of the facts surrounding the disputed Reserved Decision shall be sent by the Company to one of the Directors nominated by each of the Shareholders, or in the case of KMFL and KMIL, the KMFL Director ("Concerned Directors");

        (b) Within seven (7) days of the receipt of such summary, the Concerned Directors shall meet and discuss the disputed

                Reserved Decision and shall take all steps to reach a consensus acceptable to the Shareholders;

        If the Concerned Directors are unable to reach a consensus in the manner set forth in sub-clause (b) above within a further period of fourteen
        (14) days, then the matter shall be referred back to the Board where a simple majority shall be all that is required to decide the matter provided that if the Reserved Decision involves a decision of the Board falling under Clause 6.4(a) and the Concerned Directors are not able to resolve the issue within 7 days of a board meeting at which such matter is considered then the relevant business plan shall be forwarded to the Company's auditors, who shall review such business plan. The auditors sole task shall be to determine whether, in their opinion, the said business plan is reasonable or unreasonable, taking into account the prevailing commercial factors and market conditions. In the event that the auditors determine the business plan is reasonable then the matter shall be referred back to the Board where a simple majority shall be all that is required to approve such business plan. Any business plan determined by the auditors to be unreasonable shall be amended and resubmitted to the Board in accordance with the procedures set out in Clauses 6.4 and 6.5.

7.      BUSINESS PLAN & BUDGET

7.1     BUSINESS PLAN & Budget

        The relevant officers of the Company shall prepare at least two months prior to the close of each Accounting Year and the Board shall review, amend and, if deemed appropriate, approve prior to the close of such Accounting Year a business plan and a budget comprised of a balance sheet, profit and loss statement, cash flow statement, capital expenditure statement and funding requirements schedule covering the five year period commencing at the close of such Accounting Year. The Shareholders shall determine broad guidelines for drawing up the business plan to include having a best in class network and customer service platform, best branding, sufficient cash requirement to tackle competition and with an initial focus on voice telephony.

7.2     BUDGET DETAILS

        The budget shall be in sufficient detail to provide the Directors with information sufficient to facilitate their approval.

8.      [***]

9.      FUNDING AND CAPITAL

9.1     FUNDING OF THE COMPANY

        Unless otherwise determined by the Board, the funds required by the Company shall be provided first, by the Company's cash flow, secondly, by external borrowings in accordance with Clause 9.3 and lastly, by the issue of additional share capital or loans from the Shareholders, pro rata to their shareholding in the Company. For the avoidance of doubt, failure by a Shareholder to provide shareholder loans will not constitute a default under Clause 10.4.The additional share capital shall either be equity or preference. The debt-equity ratio shall be determined by the Board from time to time.

9.2     CAPITAL CONTRIBUTION

        (a) Based on the funding requirements of the Company, the CEO shall determine when equity capital calls are to be made, and shall make a recommendation to the Board for making equity capital calls. Subject to clause 6.4, the Board may, from time to time, pass resolutions calling for equity capital contributions to the Company (each such contribution a "Capital Contribution") from the Shareholders which will result in the Company receiving the amount of cash determined by the Board to be necessary to fund the business needs of the Company to support growth requirements (each such resolution, a "Cash Call"). Each Capital Contribution pursuant to this Clause 9.2 shall be made by the Shareholders in the form of a subscription of Shares. The Shareholders shall make such Capital Contributions in proportion to their respective holdings of the total issued and paid-up share capital of the Company at the time of the applicable Cash Call. Each Capital Contribution shall be payable by the Shareholders in Rupees, on the date specified in the applicable Cash Call, by wire transfer to the account of the Company specified in such Cash Call.

        (b) If any Shareholder does not pay or procure payment of its ratable portion of any Capital Contribution required to be made pursuant to sub-clause (a) above within thirty (30) days from the date of the applicable Cash Call (or such other extended period as may be required to obtain necessary regulatory approvals), each of the other Shareholders if it has paid its ratable portion of such Capital Contribution, has the option to pay or ensure that its designee (acceptable to the other Shareholders, who shall not unreasonably withhold their acceptance) pays a pro-rata share of such non-paying Shareholder's portion in the form of a subscription of Shares, thereby increasing its respective holdings of the total issued and paid-up share capital of the Company, and decreasing the percentage holdings of the non-paying Shareholder's holding in the total issued and paid-up capital of the Company. The valuation for the issue of the Shares pursuant to this Clause 9.2 shall be as agreed to between the Parties, or if the Parties cannot reach an agreement within 14 days, Fair Value determined in the manner set forth in Schedule A.

9.3     DEBT FINANCING

        In the event that the financing is done through external borrowing by the Company, the Parties shall take all reasonable steps to ensure that the debt is subject to the following conditions:

        (a)     that the debt is without recourse to the Shareholders; or

        (b) where the lenders do not accept a non recourse loan or where the terms of the non recourse loan are not on reasonable commercial terms acceptable to the Board and therefore the debt involves recourse to the Shareholders, the Shareholders shall provide corporate guarantees or procure acceptable bank or third party guarantees for their respective Shares on a pro rata basis and several basis (but not joint and several basis).

        (c) In the event that corporate guarantees are required and one or more of the Shareholders does not wish to provide such guarantee then any of the other Shareholders may, in its absolute discretion, elect to provide or procure the non participating Shareholder's proportion of the guarantee and the non participating Shareholder shall immediately pay to the Shareholder providing or procuring such guarantee a fee of 2.0% per annum of the amount of the guarantee that the non participating Shareholder would have been obliged to provide. For the avoidance of doubt, failure by any Shareholder to provide any guarantee will not constitute a default under Clause 10.4.

9.4     DEBT EQUITY RATIO

        It is the Parties intention that for so long as the debt equity ratio of the Company does not exceed 2:1 then the Board shall not make a Cash Call or seek recourse lending. However, if due to adverse market conditions or if the terms of non-recourse funding are unreasonable in the opinion of the Board then the Board may call for Cash Calls in accordance with Clause 9.2 or funding with recourse to the Shareholders in accordance with Clause 9.3, even in situations where the debt equity ratio does not exceed 2:1.

10.     TRANSFER OF SHARES

10.1    RESTRICTIONS ON TRANSFERS OF OWNERSHIP

        No rights conferred by the ownership of a Share may be transferred separately from legal title to the Share itself and no Share can be transferred other than pursuant to the provisions of this Agreement. Any transfer of Shares not made in accordance with the provisions of this Agreement shall be null and void and shall not be registered by the Company.

10.2    NO MORTGAGE OR PLEDGE OF SHARES

        Each of the Shareholders, hereby undertakes with the others that during the continuance of this Agreement it shall not, without the prior written consent of the other Shareholders (which may be given in their sole discretion and subject to such terms and conditions as they may deem fit):

        (a) mortgage, charge, pledge or otherwise encumber the whole or any part of its Shares; or

        (b) assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separately from the legal interest, provided that this clause shall not apply in respect of any mortgage, charge or pledge of Shares by the Shareholders, or any of them, in favour of any financial institution or bank in support of advances or financial accommodation made available to the Company.

10.3    PERMITTED TRANSFERS

        Subject to Clause 10.11 hereof, any Shareholder may transfer its Shares to an Affiliate thereof, so long as the following conditions are satisfied:

        (a) a notice is given to the other Shareholders specifying the name of the transferee, the details based on which the transferee is to be considered an Affiliate and the number of Shares to be transferred to the transferee;

        (b) the transferee has executed an instrument agreeing to be bound by the terms of this Agreement;

        (c) the relevant Shareholder and the transferee have undertaken that in the event that the transferee ceases to be an Affiliate it shall transfer the transferred Shares back to that Shareholder.

10.4    DEFAULT

        A Shareholder shall be in default for the purposes of Clause 10.5 if:

        (a)     it breaches Clause 10.1;

        (b)     it breaches Clause 10.2;

        (c) it commits a material breach of any other provision of this Agreement and, in respect of a breach which is capable of being remedied, fails to remedy such breach within 30 days of being required in writing to do so by any other Shareholder;

        (d) it becomes bankrupt or insolvent or stops payment to or makes an arrangement with its creditors generally, or any resolution is passed for its winding up or bankruptcy (other than a winding up for the purpose of reconstruction or amalgamation) or any petition or proceedings to winding up that Shareholder has been admitted by a competent court of law (and such petition or proceeding is not disputed in good faith) or it ceases to exist or there is an attachment of or the levy of execution on a substantial part of the assets or business of that Shareholder which is not remedied within 120 days, or an encumbrancer takes possession of or a receiver, trustee, administrator or similar officer is appointed over all or substantial part of its assets or business; or

        (e)     it breaches Clause 15.1

10.5    SALE OF SHARES ON DEFAULT

        If any Shareholder is in default within the meaning of Clause 10.4 (the "Defaulting Party") the other Shareholders or any of them (not including the Company or any Affiliate of the Defaulting Party) (the "Non-Defaulting Parties") may within 30 days of becoming aware of such default give the Defaulting Party and the other Shareholders, written notice of the default ("Default Notice") and require the Company to arrange for the determination of Fair Value. Within 30 days of the determination of Fair Value the Non-Defaulting Parties may give written notice ("Disposal Notice") to the Defaulting Party to transfer all of its Shares (the "Disposal Shares") to the Non-Defaulting Parties or their designees (acceptable to the Non-Defaulting Parties) at 10% less than the Fair Value, and the Disposal Shares shall then be promptly transferred to the Non-Defaulting Parties or their designees. In the event of more than one Disposal Notice being served, any transfer of Shares thereby resulting shall be pro-rata to the existing respective shareholdings in the Company of the Non-Defaulting Parties that have served Disposal Notices. In order to facilitate such sale and transfer the following shall apply:

        (a) 14 days after the receipt by the Defaulting Party of the Disposal Notice, the Directors appointed by the Non-Defaulting Parties or their Affiliates (the "Non-Defaulting Directors") shall be constituted the lawful attorneies of the registered owner of the Disposal Shares, for the sale and transfer of the Disposal Shares free from encumbrances to the Non Defaulting Party or Parties or their designees.

        (b) Within 7 days after the expiry of the 14 day period referred to in Clause 10.5 (a) above, the Non-Defaulting Directors shall execute in the name and on behalf of the registered owners thereof, and deliver to the Non-Defaulting Parties, or their designees, a transfer of the Disposal Shares to the Non-Defaulting Parties or their designees in exchange for cashiers or bank cheques in favour of the registered owners of the Disposal Shares at 10% less than the Fair Value. The Non-Defaulting Directors shall hold the cheques to the order of the registered owners of the Disposal Shares, once such Shares have been registered in the name of the Non-Defaulting Parties or its designees.

        (c) Notwithstanding the provisions of Clauses 5.0, 5.10 and 6.4, the Directors nominated by the Non-Defaulting Parties shall constitute a quorum for passing a resolution to register the transfer of the Disposal Shares to the transferee.

        (d) In the event that Government and regulatory approvals are needed for the transfer of the Disposal Shares to any of the Non-Defaulting Parties or their designees, the time for transfer and payment for such Shares shall be extended while such approval is being actively sought by the relevant Non-Defaulting Party or its designee.

        (e) In the event that a Non-Defaulting Party or one of its Affiliates is unable to take up any of the Disposal Shares due to Indian law or foreign investment regulations, such Non-Defaulting Party shall be entitled to nominate any third party acceptable to all other Non-Defaulting Parties and under Indian law to acquire such Disposal Shares.

        (f) The Defaulting Party agrees not to take any actions to prevent or delay the transfer and registration of the Disposal Shares.

        The rights of the Non Defaulting Parties under this Clause 10.5 shall be in addition to and without prejudice to their rights to claim damages and other remedies against the Defaulting Party.

10.6    REPAYMENT OF SHAREHOLDER LOANS AND GUARANTEES

        In the event of any transfer of Shares consequent on a default and unless otherwise agreed:

        (a) any shareholder loans advanced by the Defaulting Party or any of its Affiliates shall, notwithstanding the terms of such loan, be repaid at the Company's option, either:

                (i) by the Company at the earlier of the original repayment date or the first anniversary of the date of such transfer; or

                (ii) by an assignment or novation of all or part of such loan(s) to the Non-Defaulting Parties or their designees at the face value plus the accumulated interest on the loans or such part of the loan being transferred, assigned or novated. Any interest to be paid by the Company in respect of such loan(s) shall continue to accrue until payment shall be made in full but not otherwise;

        (b) the Non Defaulting Parties shall use reasonable endeavours to procure the release of any shareholder guarantee given by the Defaulting Party or any of its Affiliates for the benefit of the Company.

10.7    TITLE AND COMPLETION OF SHARE TRANSFERS

        Subject to the provisions of clause 10.5, all transfers of Shares shall be effected by the transferor selling as beneficial and legal owner free and clear of all liens, charges and encumbrances and together with all rights attaching thereto, and upon completion, the transferor shall deliver to the transferee, forms of transfer in respect of the relevant Shares duly executed by the transferor in favour of the transferee together with the relevant share certificates and shall vote on the Board to register the transferee as the owner of the Shares against payment by the transferee of the price due in respect thereof. Subject to this Clause 10.7 the Parties shall thereupon do or procure to be done all such acts and things as may be necessary to give full effect to the transfer and the registration thereof.

10.8    RIGHTS OF FIRST REFUSAL

        (a) Should any Shareholder ("Transferring Shareholder") wish to transfer any Shares (except for the transfer of Shares permitted in Clause 10.3), it shall offer them to the other Shareholders, in proportion to their respective shareholdings in the Company, by serving a transfer notice ("Transfer Notice") on them stating the number of Shares ("Offer Shares") which it proposes to sell and whether any shareholder loans or part thereof are to be sold as condition of the sale of the Offer Shares together with:

                (i) the price and other terms, if any, at which it is willing to sell the Offer Shares and shareholder loans, such price not being higher or the terms more onerous than those to any bona fide third person offering to buy the Offer Shares or, in the case of shareholder loans such price being not higher than the face value of such loans plus the accumulated interest thereon, if any;

                (ii) if relevant, such details of the terms of any bona fide offer it has received to purchase the Offer Shares and the shareholder loans, if any, as may be reasonably necessary for the other Shareholders to determine the price and other terms of such offer;

                (iii) if relevant, the identity of the person making the offer ("Prospective Purchaser") and of its ultimate parent company and beneficial owner and/ or the true buyer (if known to be different).

        (b) Within 21 days after the Transfer Notice is given the other Shareholders may:

                (i) if the Transfer Notice is accompanied by details of the Prospective Purchaser, require the Transferring Shareholder to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser;

                (ii) if the Transfer Notice is not accompanied by details of the Prospective Purchaser , serve on the Transferring Shareholder and the Company a notice requiring the Fair Value of the Offer Shares to be determined ("Valuation Notice");

        (c) Each of the other Shareholders shall be entitled within a period of 21 days after any Transfer Notice is given or within a period of 7 days after the date of provision to them of such further evidence or information as may be requested under Clause 10.8
                (b)(i) as the case may be (whichever is the later), to serve a purchase notice ("Purchase Notice") on the Transferring Shareholder stating:

                (i) that it wishes to purchase all or part of the Offer Shares and the shareholder loans if any at the price and on the other terms stated in the Transfer Notice; or

                (ii)    that it declines the Offer Shares.

        (d) Subject to clauses 10.8 (e) and (f), if the Transferring Shareholder has not received a Purchase Notice (or Notices) under the terms of Clause 10.8 (c) (i) in respect of the total number of Offer Shares or having received the same has not within 30 days thereafter received the price for the Offer Shares in return for a transfer complying with Clause 10.7, it shall be entitled to sell all, but not less than all, of the Offer Shares not so purchased to the Prospective Purchaser if there is any, otherwise to any person at not less than the price and on the terms no less onerous than those set out in the Transfer Notice provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause 10.8(c), subject to any extension thereof under Clause 10.10(c) hereof, the right to sell the Offer Shares to the Prospective Purchaser or any other person shall lapse.

        (e) In the event that a Valuation Notice is served under the provisions of Clause 10.8 (b) (ii) then, the provisions of Schedule A shall apply. On determination of the Fair Value in accordance with such schedule, the Company shall forthwith upon receipt of the valuers' (as defined in Schedule A below) determination notify the Transferring Shareholder and the other Shareholders thereof and then each of the other Shareholders shall have the option within 14 days of the Company's notice under this Clause 10.8(e) to serve a purchase notice ("Purchase Notice") on the Transferring Shareholder stating the Offer Shares and shareholder loans (if any) which it wishes to purchase.

        (f) In respect of Clause 10.8(e) hereof, if the Transferring Shareholder has not received Purchase Notice (or Notices) in respect of the total number of Offer Shares or having received the same has not within 30 days thereafter received the total price for the Offer Shares in return for a transfer complying with Clause 10.7, the Transferring Shareholder shall be entitled to sell all but not part of the Offer Shares not so purchased to any person at a price not less than that represented by the Fair Value, provided that if such sale is not completed within 90 days after the expiry of the relevant time period referred to in Clause 10.8(e) subject to any extension thereof under Clause 10.10(c) the right to sell the Offer Shares shall lapse.

        (g)     (i)     In the event of there being more than one Purchase
                        Notice served on the Transferring Shareholder, the Parties serving such Purchase Notice shall be entitled to purchase the Offer Shares in proportion to the size of their respective shareholdings in the Company. If more than one Purchase Notice is served on the Transferring Shareholder, the Transferring Shareholder shall so inform the Company which shall allocate the Offer Shares to such Parties who have served a Purchase
                        Notice(s), in proportion to their shareholdings in the Company. The Company shall forthwith give notice of such allocations to the Transferring Shareholder and such Parties, and the Transferring Shareholder shall be bound upon payment to transfer the Offer Shares so allocated to such Parties; provided that the Transferring
                        Shareholder shall not be bound to transfer the Offer
                        Shares to any purchaser unless it has received payment in full for all such Offer Shares.

                (ii) Provided that nothing in this Clause 10.8 shall apply in respect of an IPO, including any restructuring required prior to an IPO or by virtue of any governmental guidelines or requirements.

        (h) In the event that any of the Offer Shares are not purchased and the Transferring Shareholder has received at least one (1) Purchase Notice then those Offer Shares not purchased shall be offered to the Shareholder(s) that have served a Purchase

                Notice in proportion to their shareholding in the Company and such Shareholders shall have a further 7 days within which to issue a Purchase Notice in respect of those Offer Shares. This process shall be repeated until either no Purchase Notices are issued or all the Offer Shares are purchased by the one or more of the existing Shareholders. Only then is the Transferring Shareholder free to sell the Offer Shares not so purchased to a Prospective Purchaser in accordance with clause 10.8 (d).

10.9    TAG ALONG

        Subject to Clause 10.10 hereof and provided TCL holds at least 30% of the issued and paid up share capital of the Company, in the event that
        (a) TCL intends to sell its shareholding in the Company (the "Sale Shares") so that its aggregate shareholding in the Company falls below 30% of the issued and paid up share capital of the Company, otherwise than as permitted by Clause 10.3 hereof, and/or (b) Hutchison Telecommunications Limited ("Hutchison") intends to sell its shareholding or part thereof in TCL or TCL intends to issue shares so that Hutchison's aggregate attributable interest in the Company falls below 40% of the issued and paid up share capital in the Company:

        (a) TCL shall notify the other Shareholders in writing stipulating the principal terms and conditions of any such sale(s) or issue of shares, particularly as to the price and time scale thereof (the "Sale Notice(s)");

        (b) Any of the other Shareholders ("Offeree(s)") may, by written notice to TCL, within 21 days or such longer reasonable period permitted by the time scale shown by the Sale Notice(s), exercise its rights under this Clause 10.9 to the effect that it wishes to dispose of a number of the Shares equal to the parties respective shareholdings in the Company (pro rata the number of Sale Shares in question) in the context of the sale contemplated by the Sale Notice, or in the case of Hutchison selling its shares in TCL or TCL issuing further shares, the Offeree(s) may exercise its rights under this Clause 10.9 to the effect that they may dispose of a number of Shares pro rata to the amount of the attributable interest in the Company being sold or transferred by way of Hutchison selling its shares in TCL or TCL issuing new shares, as the case may be;

        (c) TCL shall use all reasonable endeavours to procure that the intended purchaser of the Sale Shares (or the shares of TCL, as the case may be) shall extend to the Offeree(s) an offer to purchase or acquire from the

                Offeree(s) a proportion of the Sale Shares which such Offeree's shareholding bears to the entire issued share capital of the Company (or a proportion of the attributable number of Shares to be acquired by the intended purchaser of shares of TCL which such Offeree's shareholding bears to the entire issued share capital of the Company), on terms no less favourable than those relating to the Sale Shares (or the shares of TCL, as the case may be). TCL shall only be permitted to dispose to the intended purchaser such number of the Sale Shares as is reduced by the number of Shares agreed to be sold by the Offerees accepting the offer above. Notwithstanding the restrictions on transfer contained in this clause 10, each of the Offerees shall be permitted to transfer Shares to the intended purchaser and/or TCL.

        (d) The Offeree(s) shall thereafter co-operate with TCL and do all things necessary to effect completion of a sale of their Shares substantially on the terms contemplated by the Sale Notice;

        Provided that:

        (i) it is hereby agreed and acknowledged that all negotiations in respect of a sale under the provisions of this Clause 10.9 shall be conducted by TCL who, however, shall take due note of any reasonable requests of the Offeree(s) in regard thereto;

        (ii) in the event that the intended purchaser or one of its Affiliates is unable to take up any Offerees' Shares due to Indian law or foreign investment regulations, the intended purchaser shall nominate any third party acceptable under Indian law to acquire such Offeree's Shares;

        (iii) in the event that any such sale does not proceed to completion for whatever reason, none of the parties shall have any claim against the other in respect thereof, whether for damages, costs or otherwise. Provided that this clause 10.9 shall not apply in respect of any sale of TCL Shares resulting from a mortgage, charge or pledge of the TCL Shares by TCL in favour of any financial institution or bank in support of advances or financial accommodation made available to the Company

10.10   SECTORAL CAPS

        It is hereby agreed that:

        (a) the Parties shall do all things necessary to ensure that any exercise of the rights comprised in this Clause 10 hereof shall not give rise to any breach of the sectoral caps of the

                Government of India then in force relating to foreign investment in the telecom sector; and

        (b) any sale or transfer contemplated under the provisions of this Clause 10 shall be subject to any necessary Government or regulatory approvals, whether in respect of the said sectoral caps or otherwise; and

        (c) any time limit imposed by the provisions of this Clause 10 shall be extended pro tanto in respect of any period reasonably necessary to obtain any approval under Clause 10.10 (b) hereof. Provided that, the parties shall use all reasonable endeavours to expedite the obtaining of any such approvals; and

        (d) If any Shareholder is unable to take up any Shares to be transferred in accordance with the provisions of this Agreement or any part thereof due to Indian law or foreign investment regulations, such Shareholder shall be entitled to nominate any third party acceptable to the continuing Shareholders and under Indian law to purchase such Shares or any part thereof.

10.11   DEED OF ADHERENCE

        If Shares are being transferred in accordance with the provisions of this Agreement to any party not already bound by the terms of this Agreement, then the Shareholder transferring those Shares must procure prior to such transfer that such transferee, agrees to be bound by this Agreement by signing a deed of adherence in a form approved by the Board.

10.12           [***]

11.     FURTHER OBLIGATIONS OF THE PARTIES

11.1    FURTHER ASSURANCE

        The Parties shall do and execute or procure to be done and execute all such further acts, deeds, things and documents as may be necessary to give full effect to the terms of this Agreement.

11.2    DIRECTORS TO VOTE TO IMPLEMENT THIS AGREEMENT

        Each of the Shareholders shall procure that any Director nominated by it, shall exercise or refrain from exercising any voting rights so as to ensure the passing of any resolution necessary to give full effect to the provisions of this Agreement.

11.3    ACCOUNTING AND REPORTING

        Each of the Shareholders shall (to the extent it is within its power to do so) procure that the Company will and the Company shall:

        (a)     prepare business plans and budgets as set out in Clause 7.1;

        (b) keep true and accurate books of accounts and records in accordance with Indian and internationally accepted accounting practice and procedure and in accordance with Indian law and procure that such books and records are audited by the auditors annually as soon as possible after the end of each financial year;

        (c) upon reasonable written notice to the Company allow the Shareholders or their authorised representatives or professional advisers and the Directors, the right during normal business hours to inspect/audit the books, accounting records and any documents or records of the Company, to make extracts and copies there from at their own expense, and to have full access to all its property and assets; and

        (d) supply to each Director, such regular management and financial information in English as is customary and as they may from time to time reasonably require including monthly financial reports, monthly operating reports and status of various compliances.

11.4    EXCHANGE OF INFORMATION

        Each of the Parties shall promptly notify each other and the Company, of all or any matters coming to its notice which may affect the title to or enjoyment of the Company's premises, licences, authorisations, assets or property or the conduct of its business, and of all notifications, orders, demand and other communication received from any government or other authority in relation to the Company's business, licences, authorisations, assets or property.

11.5    FAIR DEALINGS

        All dealings between the Company and any Party or any Affiliate of a Party shall be on a fair and equitable basis and at arm's length.

12.     MAINTENANCE OF LICENCES, GOVERNMENT APPROVALS

        Each of the Parties shall (to the extent it is within its power to do so) procure that the Company will:

        (a) use its best endeavours to obtain and maintain in full force and effect all governmental or other approvals, consents, licences, authorisations, declarations, filings and registrations as may be required or advisable for the carrying on of its business ("Relevant Authorisations"); and

        (b) obtain and keep in effect such new or additional Relevant Authorisations as may become necessary for the carrying on of its business.

13.     TERM, TERMINATION AND DISPUTES

13.1    TERM

        This Agreement shall continue in force from the Effective Date unless terminated by six months written notice upon mutual consent of all the Shareholders holding Shares on the date of such termination notice or upon the occurrence of a Pre - IPO Restructuring or an IPO provided that the provisions of Clauses 10.9 and 10.12, on the terms contained therein will survive the occurrence of a Pre-IPO Restructuring or an IPO in a market where the Shareholders incorporated in India do not have a right to sell their Shares.

13.2    RIGHTS OF PARTIES ON WINDING UP

        The Parties may prove in the winding-up of the Company to the maximum extent permitted by law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

13.3    AGREEMENT TERMINATES ON WINDING UP

        In the event of the winding up of the Company, this Agreement shall terminate and all of the terms of this Agreement shall cease to bind the Parties. Termination of this Agreement shall not affect the rights of any Party to exercise its rights in respect of any breach of this Agreement by any or all of the Parties prior to the winding up of the Company. In the event of any Party ceasing to have any legal or beneficial interest in any Shares, the terms of this Agreement shall cease to bind such Party (except Clauses 13.2 and 13.3 which shall continue to bind such Party) without prejudice to the rights of the other Parties to exercise their rights in respect of any breach of this Agreement by the departing Party prior to its ceasing to have any such interest, and if none of its Subsidiaries own any Shares, the Party ceasing to have such interest shall cause the Directors and CEO (if any) nominated by it to resign immediately.

14.     ARBITRATION AND CONSULTATION

14.1    CONSULTATION

        In the case of any dispute arising out of or in connection with this Agreement or its performance, including any question regarding its existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the Parties are unable to reach an amicable settlement within 30 Business Days from the date on which the dispute arose (except as to any matter for which express provisions are made in this Agreement), any of the Parties may make a reference to arbitration in accordance with Clause 14.2 hereof.

14.2    (a)     In the absence of any settlement of disputes or differences under Clause 14.1 above, any and all disputes or differences arising out of or in connection with this Agreement or its performance shall be submitted to arbitration at the request of a Party upon written notice to that effect to the other
                Party/Parties and such arbitration shall be conducted in accordance with the rules of the London Court of International
                Arbitration ("LCIA"), which rules are deemed to be incorporated by a reference into this clause, except as otherwise provided for in this Agreement. The dispute or difference shall be referred to a Sole Arbitrator to be appointed by the LCIA provided that if any party to the dispute or difference, within seven days of arbitration being invoked, stipulates that it is not agreeable to the appointment of a sole arbitrator, then the dispute or difference shall be referred to a Tribunal consisting of three arbitrators all of whom shall be appointed by the LCIA.
                The arbitrator(s) to be appointed by the LCIA shall not be a member of the LCIA's Indian Panel of arbitrators and shall be fluent in English. The language of arbitration shall be English and the place of arbitration shall be London.

        (b) The Parties agree that the award of the arbitrators shall be final and binding upon the Parties, and that none of the Parties shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement, except for the enforcement of an arbitral award granted pursuant to this Clause if required.

        (c) The Arbitrator(s) may (but shall not be required to) award to the Party/Parties that substantially prevails on merits, its costs and reasonable expenses (including legal costs).

        (d) When any dispute or difference is under arbitration, except for the matters under dispute or difference, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement to the extent practicable.

15.     CONFIDENTIALITY

15.1    AGREEMENT CONFIDENTIAL

        The Parties agree to keep secret and confidential and not to disclose, except to the extent required by law or any regulatory authority, to any third party (other than the respective directors, employees and advisors of the Parties or their controlling shareholders on a need to know basis) without the prior written consent of the disclosing Party any information (including the information as to the execution of this Agreement) or documents (including this Agreement and other related agreements that the Parties may execute) relating to the operation of the business of the Company.

        Any formal press or other public announcement in writing relating to this Agreement or any of its terms shall be in a form previously agreed by all Shareholders.

15.2    INJUNCTIVE RELIEF

        The obligations cast upon the Parties by this Clause 15 are extremely valuable, for which no adequate monetary compensation may be available, and accordingly performance of the said obligations by the other Party forms the very substance of this Agreement and goes to its very root and intent for which the aggrieved Party shall be, notwithstanding any other stipulation in this Agreement (including the arbitration provision), entitled to injunctive relief from the appropriate law courts in the event of the failure of the other Party to perform the said obligations.

15.3    SURVIVAL

        The rights, duties and obligations contained in this Clause 15 shall survive termination of this Agreement.

16.     AGREEMENT

16.1    AGREEMENT TO PREVAIL

        If any provision of the Memorandum or the Articles at any time conflicts with any provision of this Agreement then, to the extent permitted by Indian law, as between the Parties the provisions of this Agreement shall prevail.

16.2    AMENDMENT OF MEMORANDUM AND ARTICLES

        Each of the Parties hereby undertakes that it shall whenever necessary exercise all voting and other rights and powers available to it to procure the amendment of the Memorandum and Articles to the extent necessary to permit the Company and its affairs to be operated as provided herein so that the same are consistent with the provisions of this Agreement.

17.     NOTICES

        Any notice to be given by any Party to this Agreement should be in writing and shall be deemed duly served if delivered personally or sent by fax or by prepaid registered post (airmail in the case of international mail) to the addressee at the address or fax number set opposite its name below or at such other address or fax number as the Party to be served may have notified as its address or fax number for service:

        TCL

               To:       the Registered Office address stated above

               Attn:     Company Secretary;

               Copy to:  Hutchison Telecommunications Limited
                         18th Floor, Tower 2, Harbourfront
                         22 Tak Fung St, Kowloon
                         Hong Kong
               Attn:     Ting Chan
               Fax No:   (852) 2128-3101

        Telematics:

               To:       the Registered Office address stated above

               Attn:     The Chairman

        Indusind

               To:       the Registered Office address stated above

               Attn:     Company Secretary

        KMFL & KMIL

               To:       the Registered Office address stated above

               Attn:     Company Secretary

        Fascel

               To:       the Registered Office address stated above

               Attn:     Company Secretary

        Any notice sent by fax shall be deemed served on confirmation of good receipt in the case of a fax, and any notice served by registered post shall be deemed served 10 days after posting airmail, whether to an address in India or an address outside India. In proving the service of any notice it will be sufficient to prove, in the case of service by registered post, that such letter was properly stamped, registered, addressed and placed in the post.

18.     MISCELLANEOUS

18.1    LEGAL AND OTHER COSTS

        Each Party shall be responsible for the legal fees, costs and expenses incurred by it in the preparation, negotiation and execution of this Agreement.

18.2    COMPLETE AGREEMENT

        This Agreement, and any agreements to be entered into pursuant thereto embody all the terms and conditions agreed upon between the Parties and as from the Effective Date supersedes and cancels in all respects all previous correspondence, understandings and agreements (including the joint venture agreement dated 29 March 1995, except for claims already lodged with the Company, under such joint venture agreement and/or the articles of association of the Company in place prior to the Effective
        Date) between the Parties with respect to the subject matter hereof, whether such be written or oral.

18.3    UNENFORCEABLE PROVISIONS

        In the event that any provision contained in this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect under the laws of India, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the remaining parts thereof which shall then be construed as if such unenforceable provision or part thereof had never been contained herein.

18.4    NO PARTNERSHIP

        Nothing herein shall be taken to constitute or create a partnership among any of the Parties. No Party shall be deemed to be the agent of the other and none of the Parties shall have any authority to bind the other Party in any way except as provided in this Agreement.

18.5    AMENDMENT IN WRITING

        This Agreement shall not be varied amended or supplemented except by a written instrument signed by or on behalf of all the Parties to be bound.

18.6    NO ASSIGNMENT

        Without prejudice to the provisions of Clause 10, this Agreement is personal to the Parties and is not capable of being assigned in whole or in part by any Party.

18.7    NO WAIVER

        Failure of any Party at any time to require performance by any other Party of any provision of this Agreement shall in no way affect the right of such Party to require performance of that or any other provision, and any waiver by such Party of any breach of this Agreement shall not be construed as a waiver by such Party of any continuing or succeeding breach of such provision a waiver of the provision itself or a waiver of any other right under this Agreement.

18.8    COUNTERPARTS

        This Agreement may be executed in several counterparts, and any single counterpart or set of counterparts, signed in either case by all of the Parties shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

18.9    GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of India.

IN WITNESS WHEREOF this Agreement was executed by the Parties on the day and year first above written.


SIGNED BY
for and on behalf of
INDUSIND TELECOM NETWORK LIMITED

in the presence of:


SIGNED BY
for and on behalf of
HAMKO FINANCIAL SERVICES LIMITED

in the presence of:


SIGNED BY
for and on behalf of
KOTAK MAHINDRA FINANCE LIMITED

in the presence of:


SIGNED BY
for and on behalf of
TRANS CRYSTAL LIMITED

in the presence of:

SIGNED BY
for and on behalf of
USHA MARTIN TELEMATICS LIMITED

in the presence of:


SIGNED BY
for and on behalf of
FASCEL LIMITED

in the presence of:

                             SCHEDULE A - FAIR VALUE

Where Fair Value falls to be determined under this Agreement in relation to any Shares, it shall be the average of the two valuations provided by overseas offices of Goldman Sachs and any one of CS First Boston, Merril Lynch or Morgan Stanley ("the Valuers"). The valuation shall be done in accordance with the following provisions of this Schedule:

1 The Valuers shall be jointly instructed by the Shareholder whose Shares are to be transferred ("Transferor") and the intending purchaser to value the Shares on the basis of an arm's length sale between a willing buyer with the funds to buy and a willing seller.

2. The Valuers shall be directed to advise the Company and the relevant Parties of their determination of the fair value of the Shares within 45 days or as soon as practicable thereafter.

3. The decision of the Valuers shall be final and binding on the Parties and they shall be deemed to act as experts and not as arbitrators.

4. The costs of the Valuers shall be borne equally by the Parties requesting the determination of the Fair Value.

5. Each of the Transferor and the other such Parties shall be entitled to make such written submissions as the Valuers may accept and each of them and the Valuers shall have such access to the books and records of the Company as shall be reasonably required in connection with such determination.

                                  SCHEDULE - B

                          DRAFT ARTICLES OF THE COMPANY

                                       41